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                          Exhibit 21.1 - Subsidiaries

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                                             Jurisdiction of
         Name                                Organization              Percentage Ownership
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
Capital Senior Living Properties, Inc.          Texas                   100%
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Capital Senior Development, Inc.                Texas                   100%
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Capital Senior Living, Inc.                     Texas                   100%
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Capital Senior Management 1, Inc.               Texas                   100%
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Capital Senior Management 2, Inc.               Texas                   100%
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Quality Home Care, Inc.                         Indiana                 100%
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HealthCare Properties, L.P.                     Delaware                 56%
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